Exhibit 10.22

EXECUTIVE EMPLOYMENT AGREEMENT

This Employment Agreement (hereinafter referred to as the “Agreement”) is made and effective March 25, 2022, by and between Home Bistro, Inc. (the “Company”) and Camille May (hereinafter referred to as the “Executive”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Engagement. Company hereby agrees to employ Executive as the Company’s Chief Financial Officer, and Executive hereby accepts such engagement in accordance with the terms of this Agreement.

2. Duties of Executive. The duties of Executive shall include advising Company management and its Board of Directors concerning matters relating to the financial management and financial organization of the Company and other projects as the Company’s board of directors and chief executive officer request. Executive shall perform all duties in a professional, ethical, and businesslike manner. Executive shall be required to devote such time to the affairs of the Company as shall be necessary to manage such affairs. Executive shall perform such duties principally from offices she maintains in Austin, Texas, subject to such reasonable travel as may be required, and shall not be required to relocate her residence.

3. Compensation. Executive will be paid compensation during this Agreement as follows:

a)	An annual salary of One Hundred and Twenty Thousand dollars ($120,000) through the Term (as defined herein) of this Agreement. Such salary shall be payable in installments according to the Company’s regular payroll schedule. The Board of Directors of the Company may, at its sole discretion, award Executive bonus compensation in addition to any cash or stock incentive compensation due Executive.

b)	A grant of warrants to purchase up to Two Hundred and Fifty Thousand (250,000) shares of the Company’s common stock (the “Stock”) as a sign-on bonus, which shall vest immediately and shall be subject to the Lock-Up Agreement attached hereto as Exhibit B, after which Stock may be sold subject to Company’s Insider Trading policy and SEC Rule 144.”

c)	Performance-based bonuses (the “Performance Bonuses”) as set forth in the Performance Bonus Plan attached hereto as Exhibit A.

d)	Weekly meal packages of up to 16 meals provided by the Company at no cost to Executive.

4. Benefits.

a)	Vacation. Executive shall be entitled to four weeks paid vacation each year.

b)	Sick Leave. Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be unpaid and shall be granted at the discretion of the board of directors.

c)	Medical and Group Life Insurance. In the event the Company offers such a plan, Company agrees to include Executive, including Executives’ immediate family, at the Executive’s option, in a group medical and hospital insurance plan the Company may offer during the term of this Agreement. Executive shall be responsible for payment of any federal or state income tax imposed upon these benefits. The offering of a group medical and hospital insurance plan is at the discretion of the Company and NOT a condition of engagement by the Executive.

d)	Maternity Leave. Executive may take up to four (4) months of paid maternity leave.

e)	Expense Reimbursement. Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Executive in the performance of Executive’s duties. Executive will maintain records and written receipts as required by the Company policy and reasonably requested by the board of directors to substantiate such expenses.

5. Initial Term. The Initial Term of this Agreement shall commence on March 25, 2022, and it shall continue in effect for a period of two (2) years. Thereafter, the Agreement shall be renewed upon the mutual agreement of Executive and Company.

6. Termination

a) The Company may terminate Executive for Cause. “Cause” shall be defined as:

(i)	An act of fraud, embezzlement or theft;

(ii)	A material violation of this Agreement by Executive, which is not cured within 30 days after written notice thereof; or

(iii)	Executive’s death, disability, or incapacity.

b) This Agreement and Executive’s engagement may be terminated by the Company’s Board of Directors at its discretion at any time after the Initial Term.

c) This Agreement may be terminated by Executive at Executive’s discretion by providing at least thirty (30) days prior written notice to Company. In the event of termination by Executive pursuant to this subsection, Company may immediately relieve Executive of all duties and immediately terminate this Agreement, provided that, (i) if the Executive terminated her employment without Good Reason, Company shall pay Executive at the then applicable annual fee rate to the termination date included in Executive’s original termination notice, and (ii) if the Executive terminated her employment for Good reason, the Company’s compensation obligations for the term of this Agreement will survive. “Good Reason” shall be defined as:

(i)	A reduction in Executive’s base salary or bonus opportunities;

(ii)	A relocation of Executive’s principal place of employment by more than forty miles;

(iii)	Any material breach by the Company of any material provision of this Agreement; or

(iv)	A material, adverse change in the Executive’s title, authority, duties, or responsibilities (other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law).

d) In the event Company is acquired, or is the non-surviving party in a merger, or sells all or substantially all of its assets, this Agreement shall not be terminated, and Company agrees to use its best efforts to ensure that the transferee or surviving company is bound by the provisions of this Agreement and all share grants will vest immediately.

7. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth below (or to such other address that may be designated by the receiving party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), email (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage pre-paid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

If to Company:	Home Bistro, Inc.
Attn: Zalmi Duchman
Email:

With a copy to:	Baker McKenzie
Roger W. Bivans
Email:

If to Executive:	Camille May
Email:

With a copy to:	Dwyer Murphy Calvert LLP

8. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Nevada.

9. Headings. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

10. No Assignment. Neither this Agreement nor any or interest in this Agreement may be assigned by Executive without the prior express written approval of Company, which may be withheld by Company at Company’s absolute discretion.

11. Severability. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

12. Arbitration. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Nevada, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator’s expenses and administrative fees of arbitration.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of October 26, 2021.

COMPANY:

HOME BISTRO, INC.

By:
Zalmi Duchman
Chief Executive Officer

EXECUTIVE:

CAMILLE MAY

EXHIBIT A

PERFORMANCE BONUS PLAN

A Performance Bonus equal to:

A.	$15,000 cash bonus upon the achievement of a 30% increase in annual Gross Revenue (as defined herein);

B.	$15,000 cash bonus upon the achievement of an annual Gross Margin (as defined herein) of 45%; and

C.	$15,000 cash bonus upon the achievement of an annual Operating Margin (as defined herein) of 20%.

D.	If all other Performance Bonuses (A, B and C (above)) are achieved, an additional bonus of One Hundred Thousand (100,000) shares of the Company’s common stock shall be awarded.

For the purposes of this Agreement, the following definitions of terms shall apply:

Gross Revenue:	Total sales, including delivery income, less refunds and discounts.

Cost of Goods Sold:	The direct costs of producing, packaging, and delivering the goods sold, including cost of raw material, market items, credit card processing and freight.

Gross Margin:	The quotient derived by dividing i) the difference of Gross Revenue minus Cost of Goods Sold by (ii) Gross Revenue.

Operating Income:	Gross Revenue less i) Cost of Goods Sold and ii) all direct operating costs.

Operating Margin:	The quotient derived by dividing (i) Operating Income by (ii) Gross Revenue.

The Performance Bonus payments shall be made within thirty (30) days after the Company’s independent accounting firm has concluded its annual audit. If the final audit is not prepared within ninety (90) days after the end of the fiscal year, then Company shall make a preliminary payment equal to fifty percent (50%) of the estimated amount due preliminarily determined by the independent accounting firm, subject to payment of the balance, if any, promptly following completion of the audit by the Company’s independent accounting firm.

EXHIBIT B

LOCK/UP AGREEMENT

This LOCK-UP AGREEMENT (the “Agreement”) is made as of March 25, 2022 (the “Effective Date”) by and between Home Bistro, Inc., a Nevada corporation (the “Company”), and the undersigned holder of common stock (the “Stockholder”) of the Company.

WHEREAS, to ensure the development of an orderly trading market in the Company’s common stock (“Common Stock”), the Company and the Stockholder intend to enter into this Agreement to provide for the circumstances under which the Stockholder may sell or otherwise dispose of shares of the Company’s securities.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the undersigned Stockholder agree as follows:

1. Prohibition on Sales or Transfers. Except as otherwise provided in this Agreement, the Stockholder, including the Stockholder’s Affiliated Entities (as defined below), hereby agrees that for the period beginning on the Effective Date and ending eighteen (18) months following the Effective Date (the “Lock-Up Period”), the Stockholder will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly, any shares of Company Common Stock or securities convertible into or exercisable for Common Stock or securities or rights convertible into or exchangeable or exercisable for any Common Stock, whether owned by the Stockholder as the date hereof or acquired subsequent to the date hereof (collectively, the “Lock-Up Shares”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic or voting consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (the “Lock-Up Agreement”). As used in this Agreement “Affiliated Entities” shall mean any legal entity, including any corporation, limited liability company, partnership, not-for-profit corporation, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the Stockholder or his or her descendants or spouse, of which such Stockholder or his or her descendants or spouse are beneficial owners, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Common Stock with terms substantially identical to this Agreement.

2. Attempted Transfers. Any attempted or purported sale or other Transfer of any Lock-Up Shares by the Stockholder in violation or contravention of the terms of this Agreement shall be null and void ab initio. The Company shall instruct its transfer agent to reject and refuse to transfer on its books any Lock-Up Shares that may have been attempted to be sold or otherwise transferred in violation or contravention of any of the provisions of this Agreement and shall not recognize any person or entity.

3. Restrictions on Sales; Volume Limitations. Upon the expiration of the Lock-Up Period, the Executive may sell shares in the open market, pursuant to an effective registration statement or an exemption from such registration (such as Rule 144 or a successor rule), subject to the Company’s Insider Trading Policy and SEC Rule 144.

4. Broker Authorization. The Stockholder hereby authorizes any and all brokers, for all accounts holding the Stockholder’s Lock-Up Shares, to provide directly to the Company, immediately upon the Company’s request, a copy of all account statements showing the Lock-Up Shares during the Lock-Up Period.

5. Acknowledgement of Representation. The Stockholder represents and warrants to the Company that the Stockholder was or had the opportunity to be represented by legal counsel and other advisors selected by Stockholder in connection with this Agreement. The Stockholder has reviewed this Agreement with his, her or its legal counsel and other advisors and understands the terms and conditions hereof.

6. Legends on Certificates. All Lock-Up Shares now or hereafter owned by the Stockholder, except any shares purchased in open market transactions by Stockholders that are not affiliates (as such term is defined under securities laws) of the Company, shall be subject to the provisions of this Agreement and the certificates representing such Lock-Up Shares shall bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED FOR VALUE UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT, OR OTHERWISE SATISFIES ITSELF, THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

.

THE SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, DISTRIBUTION, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND MA

Y BE MADE ONLY IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT, A COPY OF WHICH MAY BE EXAMINED AT THE OFFICE OF THE CORPORATION.

7. Governing Law; Venue. All disputes arising under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without regard to principles of conflict of laws. The Parties hereto will submit all disputes arising under this Agreement to arbitration in Clark County, Nevada, before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the State of Nevada. No Party hereto will challenge the jurisdiction or venue provisions provided in this Section 8. Nothing in this Section shall limit a Party’s right to obtain an injunction for a breach of this Agreement from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in this Section fully adjudicates the dispute.

8. Binding Effect. This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns and to the Stockholder and their respective permitted heirs, personal representatives, successors and assigns.

9. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may only be changed by an agreement in writing, mutually signed by the Company and the Stockholder subject to this Agreement.

10. Remedies. The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in such party’s sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party hereto waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof, whether at law or in equity, shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

11. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto. [Signature page follows.]

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

COMPANY:

HOME BISTRO, INC.

By:
Name:	Zalman Duchman
Title:	Chief Executive Officer

STOCKHOLDER:

CAMILLLE MAY

Telephone Number of Stockholder:

Email Address of Stockholder:

Address for Notice of Stockholder:

Address for Delivery of Shares for Stockholder (if not same as address for notice):